Exhibit (d)(24)

AMENDMENT TO

FEE WAIVER/EXPENSE

REIMBURSEMENT AGREEMENTS

This Amendment (the “Amendment”) is made as of January 26, 2010 to the Fee Waiver/Expense Reimbursement Agreements between Nomura Asset Management U.S.A. Inc. (“NAM USA”) and Nomura Partners Funds, Inc. (the “Corporation”), on behalf of each of its series, The Japan Fund, the Asia Pacific ex Japan Fund, the India Fund, the Greater China Fund, the Global Equity Income Fund, the Global Emerging Markets Fund, the Global Alpha Fund, the International Growth Equity Fund and the International Equity Fund (each a “Fund and jointly the “Funds”), each Fee Waiver/Expense Reimbursement Agreement was made as of December 22, 2008, except the International Growth Equity Fund Fee Waiver/Expense Reimbursement Agreement, which was made as of June 29, 2009 (the “Agreements”).

WHEREAS, NAM USA and the Corporation desire the initial terms of the Agreements to be extended through January 28, 2011, in order for these waivers and/or reimbursements to be disclosed in the “Annual Fund Operating Expenses” and “Example” tables for each of the Funds contained in the annual amendment on Form N-1A of the Corporation’s registration statement under the Securities Act of 1933 and the Investment Company Act of 1940.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	In the last full paragraph of each of the Agreements the date “December 31, 2010” is hereby deleted and replaced with “January 28, 2011”;
2.	Except as expressly amended by this Amendment, all provisions of each of the Agreements shall remain in full force and effect; and
3.	Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, NAM USA and the Corporation have agreed to this Amendment as of the day and year first above written.

NOMURA ASSET MANAGEMENT U.S.A. INC.

By:	/s/ Shigeru Shinohara
Name: Shigeru Shinohara Title: President and CEO

NOMURA PARTNERS FUNDS, INC., on behalf of itself and each of its series severally and not jointly

By:	/s/ William L. Givens
Name: William L. Givens Title: Chief Executive Officer

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